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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 13, 1995.


                         FIRST COMMERCIAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

  Delaware                            0-9477                        94-2683725
  (State or other jurisdiction     (Commission                   (IRS Employer
  of incorporation)                File Number)            Identification No.)


  865 Howe Avenue, Suite 310, Sacramento, California                     95825
       (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (916) 641-3288


               2450 Venture Oaks Way, Sacramento, California 95833 (Former name or former address, if changed since last report.)


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Item 4.  Changes in Registrant's Certifying Accountant

         On November 13, 1995, the Audit Committee of the Board of Directors of First Commercial Bancorp, Inc. (the "Company"), approved the recommendation of the Board of Directors of the Company to replace Arthur Andersen LLP, San Francisco, California, as the independent accountant chosen to audit the Company's financial statements and approved the appointment of KPMG Peat Marwick, Sacramento, California, as the Company's independent accountant. The appointment of KPMG Peat Marwick will be effective immediately.

         Arthur Andersen LLP's report on the financial statements of the Company for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to audit scope or accounting principles. Their report on the Company's December 31, 1994 financial statements dated March 29, 1995 did contain an explanatory paragraph due to certain matters which raise substantial doubt about the Company's ability to continue as a going concern.

         During the Company's two most recent fiscal years and during the subsequent interim period preceding the date of Arthur Anderson LLP's replacement, there has been no disagreement with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make a reference to the subject matter of the disagreement in connection with its report.

         The Company has provided Arthur Andersen LLP with a copy of this Current Report. A letter from Arthur Andersen LLP to the Company dated November 17, 1995 with respect to this matter is attached hereto as Exhibit 16.






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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 1995                   FIRST COMMERCIAL BANCORP, INC.


                                           /s/ James E. Culleton
                                           ------------------------------
                                           James E. Culleton
                                           Interim President









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                                  Exhibit Index

Exhibit                    Title                   Page
-------                    -----                   ----
Exhibit 16        Letter re Change in
                  Certifying Accountant











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